UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2012

ISLAND BREEZE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53452	27-1742696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Benigno Blvd, Suite 201 Bellmawr, New Jersey	08031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 931-1505

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT;

Item 3.02               UNREGISTERED SALES OF STRUCTURED NOTES

On August 8, 2011, we entered into a Funding Commitment (the “Agreement”), as evidenced in Exhibit 10.3 of our Form 10-Q filed on August 11, 2011,  in the amount of $12,500,000 in Structured Notes (the “Notes”) to be issued by a yet to be formed subsidiary of the Company. The Notes, if placed, will be secured by a first position lien on the Company’s vessel, the mv Island Breeze.  The funding date of the Notes was expected to be ninety (90) days from commencement.

On June 15, 2012, we terminated the Agreement based upon the underwriter’s inability to finalize a closing date for funding.

Item 9.01                EXHIBITS

         (c) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLAND BREEZE INTERANTIONAL, INC.

Date: June 21, 2012	By:	/s/ Steven G. Weismann
Steven G. Weismann, Chief Financial Officer